1,600,000 Shares
               6.625% Series A Senior Convertible Preferred Stock
                      (Liquidation Amount $50.00 per Share)

                        AMENDMENT TO INVESTMENT AGREEMENT


                                                                October 28, 1998

Titanium Metals Corporation
TIMET Finance Management Company
1999 Broadway, Suite 4300
Denver, Colorado  80202

Ladies and Gentlemen:

         Reference is made to the Investment Agreement, dated July 8, 1998 (the "Investment Agreement"), among Special Metals Corporation, a Delaware corporation (the "Company"), Titanium Metals Corporation, a Delaware corporation ("TMC"), and TIMET Finance Management Company, a Delaware corporation and a wholly-owned subsidiary of TMC (the "Investor"), relating to the proposed issuance and sale by the Company to the Investor of shares (the "Shares") of the Company's 6.625% Series A Senior Convertible Preferred Stock, liquidation amount $50.00 per share (the "Convertible Preferred Securities").

         In consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Investment Agreement pursuant to Section 19 thereof as follows:

         1. Defined Terms. Except as otherwise provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement. References herein to this "Amendment" shall mean this Amendment to the Investment Agreement. Unless the context otherwise requires, references in the Investment Agreement to "Convertible Preferred Securities" shall refer solely to the Shares of the Company's 6.625% Series A Senior Convertible Preferred Stock being purchased by the Investor pursuant to the Investment Agreement, as amended hereby, and shall not include any shares being purchased by Inco Limited pursuant to the Inco Investment Agreement (as hereinafter defined).

         2. Amendments to Investment Agreement.

                  (a) The first paragraph of the Investment Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with a new paragraph as follows:

                  "Special Metals Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to TIMET Finance Management Company, a Delaware corporation (the "Investor"), and a wholly-owned subsidiary of Titanium Metals Corporation, a Delaware corporation ("TMC"), 1,600,000 shares of its 6.625% Series A Senior Convertible Preferred Stock, liquidation amount $50.00 per share (the "Convertible Preferred Securities"). The Convertible Preferred Securities will be convertible into shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company initially at the conversion price set forth herein and will rank, with respect to dividend rights and rights upon liquidation, winding up and dissolution, senior to the Common Stock, and each other class of capital stock or series of preferred stock of the Company established after the original issuance of the Convertible Preferred Securities, and PARI PASSU with the Convertible Preferred Securities to be issued under the Certificate of Designation referred to in Section 1 below to Inco Limited, a corporation continued under the laws of Canada ("Inco Limited), pursuant to the Investment Agreement to be entered into between Inco Limited and the Company (the "Inco Investment Agreement").

                  (b) Section 1 of the Investment Agreement is hereby amended by deleting such Section in its entirety and replacing it with a new Section 1 as follows:

                  "1. Purchase and Sale. On the terms and subject to the conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to the Investor, and the Investor agrees to purchase from the Company, 1,600,000 Convertible Preferred Securities, at a purchase price of $50.00 per Convertible Preferred Security, for an aggregate purchase price of $80,000,000 (the "Purchase Price"). Each Convertible Preferred Security shall be convertible at the option of the holder into shares of Common Stock of the Company following the Initial Conversion Date (as defined herein) at a conversion price equal to $16.50 per share. Such conversion price will be subject to adjustment from time to time as set forth in the Certificate of Designation of Rights and Preferences establishing the terms and relative rights and preferences of the Convertible Preferred Securities substantially in the form set forth in Exhibit C hereto (the "Certificate of Designation"). The term "Initial Conversion Date" shall mean the latest of (i) 90 days following the date of original issuance of the Convertible Preferred Securities, (ii) the date on which approval is obtained in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the stockholders of the Company entitled to vote thereon (the "Stockholders Conversion Vote") of the issuance of Common Stock

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

         upon the conversion of the Convertible Preferred Securities upon the terms and conditions set forth in the Certificate of Designation and
         (iii) the date upon which all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), have expired or been terminated."

                  (c) Section 3 of the Investment Agreement is hereby amended by deleting Section 3(h) in its entirety and replacing it with a new Section 3(h) as follows:

                  "(h) The financing contemplated by (i) the new credit facility to be entered into by the Company, Credit Lyonnais New York Branch as agent and various lenders with respect to the Acquisition (the "New Credit Agreement"), (ii) the Investor's investment in the Convertible Preferred Securities as contemplated by this Agreement, (iii) Inco Limited's investment in $17,000,000 aggregate liquidation amount of Convertible Preferred Securities as contemplated by the Inco Investment Agreement, and (iv) Inco's agreement to pay Credit Lyonnais New York Branch, as agent, a fee of $10,000,000 pursuant to the letter agreement dated October 5, 1998 constitute the only financing arrangements to be entered into by or on behalf of the Company or any of its Subsidiaries in connection with the financing of the Acquisition other than indebtedness of Inco and/or its subsidiaries to be assumed in connection with the Acquisition."

                  (d) Section 3(q) of the Investment Agreement is hereby amended by inserting the words ", the Inco Investment Agreement" immediately after the words "this Agreement" on the 2nd line of such Section.

                  (e) Section 5 of the Investment Agreement is hereby amended by deleting such Section 5 in its entirety and replacing it with a new Section 5 as follows:

                  "5. Governance. The Company agrees with the Investor and TMC that:

                  (a) Immediately following the Closing Time, the Board of Directors of the Company (the "Board") shall increase the authorized number of Directors of the Board by a number sufficient to include as an additional director of the Company one Investor Nominee (as defined in Section 5(b) hereof) who has been designated by the Investor in the Investor Nominee Notice (as defined in Section 5(b) hereof) and shall appoint such Investor Nominees to the Board as a Class III Director in accordance with the Company's procedures for the appointment of directors. Such Investor Nominee shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires or until his or her successor is duly elected and qualified. So long as the Investor (together with TMC and any wholly-owned subsidiary of TMC) beneficially owns voting securities of the Company representing at least 10% of the outstanding voting securities of the

         Company (assuming for purposes of this Section 5, that any Convertible Preferred Securities owned by the Investor, TMC or such subsidiary have been converted into Common Stock), the Investor shall be entitled to designate one Investor Nominee to the Board. If at any time the number of members constituting the entire Board shall exceed 10, including the Investor Nominee appointed pursuant to this Section 5 but excluding all directors elected by holders of the Convertible Preferred Securities pursuant to Section 9 of the Certificate of Designation, the Investor shall be entitled to designate pursuant to an Investor Nominee Notice, and the Board shall appoint to the Board, one additional Investor Nominee in accordance with the provisions of this Section 5. In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of any Investor Nominee from the Board, the Board shall elect as a director (to serve until the Company's immediately succeeding annual meeting of shareholders at which the term of the class to which such Investor Nominee has been elected expires) a new Investor Nominee who has been designated by the Investor in an additional Investor Nominee Notice that has been provided to the Company at least five days prior to the date of a regular meeting of the Board. The Investor shall nominate each Investor Nominee pursuant to an additional Investor Nominee Notice in advance of each meeting of shareholders at which such Investor Nominee is to be elected. If the beneficial ownership by the Investor (together with the beneficial ownership by TMC or any wholly-owned subsidiary of TMC) of the outstanding voting securities of the Company decreases below 10% of the outstanding voting securities of the Company (assuming for purposes of this Section 5, that any Convertible Preferred Securities owned by the Investor, TMC and any such wholly-owned subsidiary of TMC have been converted into Common Stock) the Investor shall, at the request of the Company, cause all its Investor Nominees to resign from the Board, in accordance with the Company's procedures for the resignation of directors and applicable laws and regulations.

                  (b) The Investor shall provide a designation notice to the Company (the "Investor Nominee Notice") as required by Section 5(a) above for each Investor Nominee, which notice shall contain the following information: (i) the name of the person(s) it has designated to become director(s) of the Company (each, an "Investor Nominee"), and
         (ii) all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Investor Nominee. Such Investor Nominee may be any person designated by the Investor, including, but not limited to, persons who are officers, directors or employees of the Investor.

                  Notwithstanding the above, the Company shall not be obligated to perform the obligations under this Section 5 with respect to any Investor Nominee designated by the Investor if such Investor Nominee is
         (i) a director, officer, employee, shareholder, controlling person or otherwise affiliated with a Significant Competitor (as hereinafter defined), other than TMC or its affiliates, (ii) a person that is or theretofore has been engaged in material litigation adverse to the Company or any of its affiliates, (iii) a person (other than TMC and/or its wholly owned subsidiaries) who beneficially owns voting securities of the Company representing more than 10% of the outstanding voting securities of the Company, or
         (iv) a person (x) other than the person then serving as chief executive officer, chief financial officer or chief operating officer of TMC and/or as a director of TMC or (y) who the Board, after customary investigation of such person's qualifications, reasonably determines in good faith is not qualified or acceptable under standards applied fairly and equally to all nominees (it being understood that any person listed on Schedule 5(b) hereto or falling within subclause (x) of this clause (iii) shall be deemed qualified and acceptable hereunder).

                  (c) The Company agrees to cause to include the Investor Nominee which the Investor is entitled to designate pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's shareholders for election as directors and shall use its reasonable best efforts to cause the election or reelection of each such Investor Nominee to the Board at each meeting of shareholders at which such Investor Nominee is up for election, including soliciting proxies in favor of the election of such persons. At the direction of the Investor, the Company shall use reasonable efforts to cause the removal from the Board of any Investor Nominee.

                  (d) Each Investor Nominee shall be reimbursed for his or her out-of-pocket expenses incurred in attending regular and special Board meetings and any meeting of any Board committee by the Company to the extent of, and in accordance with, the policies of the Company generally applicable to the reimbursement of expenses of directors of the Company.

                  (e) The Board will not establish an executive committee authorized to exercise the power of the Board generally unless the Investor is granted representation on such committee proportional to its representation on the Board, nor will the Board establish or employ committees (unless the Investor is granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Investor under this Agreement to representation on the Board."

                  (f) Section 7(c) of the Investment Agreement is hereby amended by inserting the words ", Inco" immediately after the word "TMC."

                  (g) Section 7(d) of the Investment Agreement is hereby amended by inserting the words ", Inco" immediately after the word "TMC" on the 7th line of such Section.

                  (h) Section 9 of the Investment Agreement is hereby amended by inserting the words "(other than the Convertible Preferred Securities or Conversion Shares that are to be issued under the Inco Investment Agreement)" immediately after the words "or other voting securities" on the 3rd line from the top of such Section.

                  (i) Section 11 of the Investment Agreement is hereby amended by adding subsection (l) thereto as follows:

                           "(l) The terms of the Convertible Preferred Stock to
                  be issued and sold to Inco Limited pursuant to the Inco Investment Agreement, and any additional rights granted to Inco with respect thereto or in connection therewith, shall be in all material respects as set forth in the attached Certificate of Designation, Inco Investment Agreement and registration rights agreement between the Company and Inco Limited."

                  (j) Section 12 of the Investment Agreement is hereby amended by deleting Section 12(b) in its entirety.

                  (k) The Investment Agreement is hereby amended by adding a
         Section 31 thereto as follows:

                           "31. Acknowledgment of Inco Investment Agreement. The
                  Investor hereby acknowledges that the Company has advised the Investor that, at the Closing Time, the Company and Inco Limited will enter into the Inco Investment Agreement pursuant to which the Company will issue under the Certificate of Designation, sell and deliver to Inco Limited 340,000 Convertible Preferred Securities, at a purchase price of $50.00 per Convertible Preferred Security, for an aggregate purchase price of $17,000,000, and the Investor has agreed to such issuance to Inco Limited."

         3. Confirmation of Investment Agreement. Except as otherwise expressly provided herein, the Investment Agreement is and shall remain in full force and effect and is hereby ratified and confirmed.

         4. Governing Law. This Amendment shall be governed by, and construed, in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that state.

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement with respect to the amendment of the Investment Agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Amendment and your acceptance shall represent a binding agreement between the Company, on the one hand, and the Investor and TMC, on the other hand.

                                            Very truly yours,


                                            SPECIAL METALS CORPORATION

                                            By: /s/ Donald R. Muzyka
                                            ------------------------
                                            Name:   Donald R. Muzyka
                                            Title:  President


The foregoing Amendment is hereby confirmed and accepted as of the date first above written:


TIMET FINANCE MANAGEMENT COMPANY

By: /s/ Susan E. Alderton
-------------------------
Name:  Susan E. Alderton
Title: Treasurer


TITANIUM METALS CORPORATION

By: /s/ J. Landis Martin
------------------------
Name:  J. Landis Martin
Title: Chief Executive Officer